UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 1, 2004
 Date of Report (Date of earliest event reported):

COMMERCE ONE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-32979	94-3392885
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Market Street, Steuart Tower
Suite 1300
San Francisco, CA 94105
(Address of principal executive offices including zip code)

(415) 644-8700
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) Commerce One's former Interim Chief Financial Officer, Todd Hagen, has resigned his position effective as of September 1, 2004. Mr. Hagen will remain in a consulting capacity with Commerce One for a transition period after his departure through at least September 10, 2004.

(c) Effective September 7, 2004, Commerce One has employed a new Chief Financial Officer, Peter Seidenberg, who will serve in that capacity on a permanent basis. Mr. Seidenberg is 35 years old. Mr. Seidenberg previously served as Director of Finance and Corporate Controller for Plumtree Software, Inc. from November 1999 until September 2004. He also held the position of Director of Finance and Business Development for Plumtree Software from November 2002 until September 2004. Before joining Plumtree Software in November 1999, Mr. Seidenberg served as Manager of Financial Operations at AlliedSignal, Inc. from July 1998 through October 1999. Mr. Seidenberg's expected annual base salary at Commerce One will be $180,000. The Company also plans to recommend to its Board of Directors that Mr. Seidenberg be granted an option to purchase 400,000 shares of Commerce One's common stock at fair market value. Mr. Seidenberg will be provided with the Company's standard change-of-control and indemnification agreements for executive-level employees.

Mr. Eidenberg holds a Master of Business Administration, with distinction, from the Cornell University Johnson School of Management, and Bachelor of Science degree from Cornell University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCE ONE, INC.

/s/ Mark B. Hoffman
Mark B. Hoffman
Chairman, Chief Executive Officer and President

Date: September 7, 2004